UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 20, 2007 (August 20, 2007)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
SIGNATURE

ITEM 4.02.     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
On August 20, 2007, the management of ACG Holdings, Inc. (“the Company”), in consultation with its Board of Directors and Ernst & Young LLP, its independent registered public accounting firm, determined that the financial statements for the fiscal years ended March 31, 2007, 2006 and 2005 included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, will be restated and should no longer be relied upon. The planned restatement principally relates to the Company’s accounting for maintenance costs associated with its periodic quarterly and annual filings with the Securities and Exchange Commission (“SEC”) related to covenant requirements under the Indenture governing the Company’s 10% Senior Second Secured Notes Due 2010. The restatement will also include correction of other individually insignificant errors in prior periods.
Historically, the Company has consistently capitalized maintenance costs associated with its periodic quarterly and annual SEC filings, including, without limitation, legal advisory services, rating agency fees, EDGAR fees, and printing services, as deferred financing costs on its consolidated balance sheet. These costs were amortized over future periods through interest expense within the Company’s consolidated income statement over the remaining term of the underlying debt instruments. The Company’s past approach was based on these costs being directly related to the underlying debt instruments, and, based solely on Indenture covenants, the Company being required to make filings with the SEC and incur such costs.
During August 2007, the Company was advised by Ernst & Young LLP that, based on guidance in a SEC training manual, such costs should be recognized as period costs and expensed as incurred through the selling, general and administrative expense line item of the Company’s income statement. The Company has determined to conform to this approach.
Accordingly, the Company intends to file, as promptly as practicable, an amended Annual Report on Form 10-K for the fiscal year ended March 31, 2007, to restate the financial statements for the fiscal years ended March 31, 2007, 2006 and 2005. The exact amount of the adjustments in each of the prior periods has not yet been determined. However, the Company expects that the cumulative impact of the restatement will be an increase in pretax loss and the accumulated deficit, including both cash and non-cash items, of approximately $1.3 million.
Due to the review that was conducted and the timeframe to properly conduct this review, we were unable to file our Quarterly Report on Form 10-Q for the three months ended June 30, 2007, within the time period prescribed by Rule 13a-13 of the Securities Exchange Act of 1934 (the “1934 Act”). In addition, on August 15, 2007, we filed a Form 12b-25 seeking to extend the date for filing our Form 10-Q to August 20, 2007. Due to the restatement discussed above and the time required to amend our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, we could not file our Form 10-Q by August 20, 2007. We currently plan to file our Quarterly Report on Form 10-Q for the three months ended June 30, 2007, immediately following the filing of our amended Annual Report on Form 10-K for the fiscal year ended March 31, 2007.
The Company’s Board of Directors has discussed the above matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.
This Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the 1934 Act, and is subject to the safe harbor created by those sections. The currently anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis. Forward-looking statements are made as of the date of this Report on Form 8-K and, except as required by law, the Company does not undertake any obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: August 20, 2007

3